                                                                 EXHIBIT 3(i)(1)

                          CERTIFICATE OF INCORPORATION
                          OF A PRIVATE LIMITED COMPANY

                               Company No. 536632

The Registrar of Companies for England and Wales hereby certifies that

MEDIA SCIENCES UK LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 16th February 2005

                                   [LOGO: CH]
                                                     REGISTRAR OF COMPANIES
                                                     FOR ENGLAND AND WALES]

                                   [LOGO: CH]
                                 Companies House
                            -----for the record-----

  The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985

                         The Companies Acts 1985 to 1989

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                        PRIVATE COMPANY LIMITED BY SHARES

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                          MEMORANDUM OF ASSOCIATION OF

                            MEDIA SCIENCES UK LIMITED

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1.   The Company's name is MEDIA SCIENCES UK LIMITED

2.   The Company's Registered Office is to be situated in England and Wales.

3.   The Company's objects are:-

     (a)  To carry on business as a general commercial company.

     (b)  To carry on any other  business  which in the opinion of the  Company, may be  capable  of being  conveniently  or  profitably  carried on in connection with or subsidiary to any other business of the Company and is calculated to enhance the value of the Company's property.

     (c)  To purchase or by any other means acquire  freehold,  leasehold or any other  property  for any  estate  or  interest  whatever,  movable  or immovable or any interest in such property, and to sell, lease, let on hire,  develop  such  property,  or  otherwise  turn  the  same to the advantage of the Company.

     (d)  To apply for,  register or by other means acquire any patents,  patent rights,  brevets d'invention,  licenses,  trademarks,  concessions and inventions and to use and turn to account the same or to develop, sell or assign the same or grant licenses or privileges in respect  thereof or otherwise turn the same to the advantage of the Company.

     (e)  To build, reconstruct or generally maintain buildings and works of all kinds,  whether  or not  these  are  situate  on the  property  of the
          Company.

     (f)  To invest  and deal with the monies of the  Company in such  shares or upon  such  securities  and in  manner  as from  time  to time  may be determined.

     (g)  To enter into arrangement for joint workings in business or amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests,  reciprocal  concession or  co-operation  with any company,  firm or  person  carrying  on or  proposing  to carry on any business  within the  objects  of this  Company or which is capable of being carried on so as directly or indirectly to benefit the Company.

     (h)  To purchase or otherwise  acquire,  take over and undertake all or any part of the business,  property,  liabilities and  transactions of any person,  firm or company  carrying on any  business the carrying on of which  is  calculated  to  benefit  this  Company  or to  advance  its interests,  or possessed of property  suitable for the purposes of the
          Company.

     (i)  To sell, improve,  manage,  develop,  turn to account,  let on rent or royalty or share of profits or otherwise,  grant licenses or easements or other  rights  in or over,  or in any  other  manner  deal  with or dispose of the  undertaking  and all or any of the property and assets for the  time  being of the  Company  for  such  consideration  as the
          Company may think fit.

     (j)  To subscribe for, take, purchase or otherwise acquire either for cash, shares or  debentures in this Company or any other  consideration  any other company or business which, in the opinion of the Company, may be carried on so as directly or indirectly to benefit the Company.

     (k)  To sell or otherwise  dispose of the whole or any part of the business or property of the Company for any consideration, shares or debentures as the Company may think fit.

     (l)  To lend and  advance  money or give  credit  on any  terms and with or without  securities to any company,  firm or person (including without prejudice to the  generality  of the  foregoing  any holding  company, subsidiary or fellow subsidiary of, or any other company associated in any ways with, the Company),  to enter into  guarantees,  contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the  payment of any sum of money or the  performance  of any obligation by any company, firm or person (including without prejudice
          to  the  generality  of  the  foregoing  any  such  holding   company,
          subsidiary, fellow subsidiary or associated company as aforesaid).

     (m)  To borrow or raise money in any manner and to secure the  repayment of any money  borrowed  raised,  or owing by mortgage,  charge,  standard security,  lien or security to secure and guarantee the performance by the Company of any  obligation  or liability it may undertake or which may become binding on it.

     (n)  To draw, make, accept, endorse, discount, negotiate, execute and issue cheques,  bills  of  exchange,  promissory  notes,  bills  of  lading, warrants, debentures and other negotiable or transferable instruments.

     (o)  To apply for,  promote,  and obtain any Act of Parliament,  order,  or license of the Department of Trade or other authority for enabling the
          Company to carry any of its objects into effect,  or for effecting any modification of the Company's  constitution,  or for any other purpose which may seem  calculated  directly  or  indirectly  to  promote  the
          Company's  interest,  and to oppose any  proceedings  or  applications which may seem  calculated  directly or  indirectly  to prejudice  the
          Company's interests.

     (p)  To support and subscribe to any funds and to subscribe to or assist in the  promotion  of any  charitable,  benevolent  or public  purpose or object for the benefit of the Company or its  employees,  directors or other  officers past or present and to grant  pensions to such persons or their dependents.

     (q)  To distribute among the members of the Company in kind any property of the Company of whatever nature.

     (r)  To pay all or any expenses in connection with the promotion, formation and  incorporation  of the Company,  or to contract  with any company, firm or person to pay the same,  and to pay  commission to brokers and
          others  for  underwriting,   placing,  selling,  or  guaranteeing  the
          subscription of any shares or other securities of the Company.

     (s)  To do all such other things as may be deemed  incidental  or conducive to the attainment of the Company's objects or any of them.

     (t)  Subject to, and always in compliance  with, the provisions of sections
          155 to 158  (inclusive)  of the Act (if and so far as such  provisions shall be applicable),  to give,  whether  directly or indirectly,  any kind of financial  assistance (as defined in section  152(1)(a) of the
          Act) for any such  purpose as is  specified  in Section 151 (1) and/or
          Section 151(2) of the Act.

None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

4.   The liability of the Members is limited.

5.   The Company's share capital is [pound]1,000 divided into:

     1,000 Ordinary shares of [pound]1.00 each.